EXHIBIT 15

July 28, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated July 28, 2017 on our review of interim financial information of Barnes Group Inc. for the three and six month periods ended June 30, 2017 and June 30, 2016 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2017 is incorporated by reference in its Registration Statement on Form S-8 (Nos. 333-205952, 333-196013, 333-166975, 333-179643, 333-150741, and 333-133597).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Hartford, Connecticut